Exhibit 10.4.3

MEMBERSHIP COLLECTIVE GROUP, INC.

2021 EQUITY AND INCENTIVE PLAN

Restricted Stock Award Notice

[Name of Holder]

You have been awarded shares of restricted stock of Membership Collective Group, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Membership Collective Group, Inc. 2021 Equity and Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement (together with this Award Notice, the “Agreement”). In connection with the reorganization of the Company and its subsidiaries, this Award is granted to you in exchange for the unvested award of D Ordinary Shares of Soho House Holdings Limited (“Soho”) previously granted to you pursuant to the Soho House Holdings Limited 2020 Equity Incentive Plan (the “Prior Plan”) and the Growth Share Subscription Agreement, by and between you and Soho (the “Prior Award”) and with a grant date of _____________ (the “Original Grant Date”). In accordance with the adjustment provisions set forth in the Prior Plan, the number of shares subject to this Agreement has been adjusted to preserve the intrinsic value of the Prior Award. Copies of the Plan and the Restricted Stock Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock:	You have been awarded a restricted stock award with respect to [____] shares of Class A common stock, par value $0.01 per share (the “Stock”), subject to adjustment as provided in Section 6.2 of the Agreement.

Grant Date:	[____________________, _____]

Vesting Schedule:	Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Affiliates and you, shall be vested as of the Grant Date with respect to 25% of the shares of Stock subject to the Award on the Grant Date (which, for the avoidance of doubt, includes the portion of the Prior Award that vested upon the occurrence of a “Qualifying IPO,” as defined in the award agreement for the Prior Award), and shall vest with respect to an additional 25% of the shares of Stock subject to the Award on the Grant Date on the first anniversary of the Original Grant Date and with respect to an additional 25% of the shares of Stock subject to the Award on the Grant Date on the second through third anniversaries of the Original Grant Date, if, and only if, you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Affiliates’ policies): (i) employed by the Company or any of its Affiliates; (ii) serving as a Non-Employee Director; or (iii) providing services to the Company or any of its Affiliates as a consultant, in each case, from the date of this Agreement through and including the applicable vesting date.

MEMBERSHIP COLLECTIVE GROUP, INC.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Membership Collective Group, Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

MEMBERSHIP COLLECTIVE GROUP, INC.

ATTN: FATIMA AZIZ, CHIEF PEOPLE & DEVELOPMENT OFFICER

SOHO HOUSE & CO

180 THE STRAND, LONDON, WC2R 1EA

UNITED KINGDOM

Signature Page to Restricted Stock Agreement

MEMBERSHIP COLLECTIVE GROUP, INC.

2021 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Membership Collective Group, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Membership Collective Group, Inc. 2021 Equity and Incentive Plan (the “Plan”), a restricted stock award (the “Award”) with respect to the number of shares of the Company’s Class A common stock, par value $0.01 per share (“Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). In connection with the reorganization of the Company and its subsidiaries, this Award is granted to Holder in exchange for the unvested award of D Ordinary Shares of Soho House Holdings Limited (“Soho”) previously granted to Holder pursuant to the Soho House Holdings Limited 2020 Equity Incentive Plan (the “Prior Plan”) and the Growth Share Subscription Agreement, by and between Holder and Soho House Holdings Limited and referenced in the Award Notice (the “Prior Award”). In accordance with the adjustment provisions set forth in the Prior Plan, the number of shares subject to this Agreement has been adjusted to preserve the intrinsic value of the Prior Award. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder (a) accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepts this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect), (b) if required by the Company, executes and returns one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares of Stock subject to the Award if any shares of Stock are forfeited pursuant to Section 4 or if required under applicable laws or regulations and (c) agrees to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring the Holder to notify the Company of any proposed sale of any Stock acquired upon the vesting of this Award. As soon as practicable after the Holder has executed such documents and returned them to the Company, the Company shall cause to be issued in the Holder’s name the total number of shares of Stock subject to the Award.

2. Rights as a Stockholder. Except as otherwise provided in this Agreement, the Holder shall have all rights as a holder of the Stock subject to the Award, including, without limitation, the right to receive dividends and other distributions thereon, and the right to participate in any capital adjustment applicable to all holders of Stock unless and until such shares are forfeited pursuant to Section 4 hereof; provided, however, that each distribution with respect to shares of Stock that is a stock dividend or stock split, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Stock with respect to which such dividend or other distribution was made. For the avoidance of doubt, the Holder shall be the beneficial owner of the Stock.

3. Custody and Delivery of Shares. The shares of Stock subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the shares of Stock duly noted, until such Award shall have vested pursuant to Section 4 hereof. Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the shares of Stock subject to the Award until such Award shall have vested pursuant to Section 4 hereof. After all or any portion of the Award shall have vested pursuant to Section 4 hereof, the Company shall, subject to Section 6.1 hereof, transfer the vested shares of Stock on its books or deliver the certificate or certificates for the vested shares of Stock, as applicable, to a brokerage account in the name of the Holder as designated by the Holder. If the Company delivers certificate(s) for the vested shares of Stock pursuant to the foregoing sentence, the Company shall also destroy the stock power or powers relating to such vested Stock delivered by the Holder pursuant to Section 1 hereof; provided that, if such stock power or powers also relate to unvested Stock, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested Stock.

4. Restriction Period and Vesting.

4.1. Service-Based Vesting Condition. Except as otherwise provided for in this Agreement, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice if, and only if, the Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Affiliates’ policies): (i) employed by the Company or any of its Affiliates; (ii) serving as a Non-Employee Director; or (iii) providing services to the Company or any of its Affiliates as a consultant, in each case, from the date of this Agreement through and including the Vesting Date specified in the Award Notice. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

4.2. Termination of Employment due to Death or Disability, by Company without Cause or by Holder due to Good Reason. If the Holder’s employment with the Company terminates by reason of the Holder’s death or Disability, by the Company without Cause or by the Holder due to Good Reason, then a pro-rated portion of the Award shall become vested upon such termination of employment. Such pro-rated portion shall be equal to the number of shares of Stock scheduled to vest on the next scheduled vesting date multiplied by a fraction, the numerator of which shall equal the number of full and partial months that elapsed during the period beginning on the most recent vesting date (or the Grant Date, if no vesting date has occurred prior to such termination) and ending on the Termination Date and the denominator of which shall equal twelve (12).

4.3. Termination Prior to the Expiration of the Restriction Period other than due to Death, Disability, by Company without Cause or by Holder due to Good Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period for any reason other than death or termination by the Company due to Disability, by the Company without Cause or by Holder due to Good Reason, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.

4.4. Change in Control. In the event of a Change in Control, the Award shall vest in full and shall be subject to Section 5.8(a) of the Plan.

4.5. Definitions.

(a) “Cause” shall mean: (i) gross negligence or willful misconduct in the performance of the material duties and services required for Holder’s position with the Company; (ii) sexual or other unlawful harassment or misconduct; (iii) conviction of, or a plea of guilty or nolo contendere to, a felony or any crime involving theft, fraud, or other illegal conduct involving dishonesty or moral turpitude; or (iv) breach of section 14 of Holder’s employment agreement (Code of Conduct) with any of the Company or its Affiliates which was in effect as of the Original Grant Date.

(b) “Disability” shall have the meaning set forth in the Holder’s employment agreement, if any, which was in effect as of the Original Grant Date; provided that if the Holder is not a party to an employment agreement that contains such definition, then “Disability” shall mean a physical or mental condition that substantially limits a major life activity and that renders Holder unable to perform the essential functions of Holder’s position, even with such reasonable accommodation by the Company or Affiliate, as applicable, that does not impose an undue hardship on the Company or Affiliate. The Company or Affiliate reserves the right, in good faith, to make the determination of Disability under this Agreement based on information supplied by Holder’s medical personnel, as well as information from medical personnel selected by Company or its insurers.

(c) “Good Reason” shall have the meaning set forth in the Holder’s employment agreement, if any, which was in effect as of the Original Grant Date; provided that if Holder is not a party to an employment agreement that contains such definition, then “Good Reason” shall mean Holder’s voluntary termination within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Holder’s consent: (x) a material reduction by the Company of the aggregate value of Holder’s base salary or annual targeted incentive bonus as in effect immediately prior to such reduction unless the reduction is due to the Company’s decision to reduce the annual base salaries or annual targeted incentive bonuses of all similarly situated employees of the Company; (y) a material diminution in the Holder’s authority (including title), duties or responsibilities; or (z) a material change in the geographic location of Holder’s principal workplace without such Holder’s consent; provided, that a relocation of less than fifty (50) miles from the Company’s headquarters shall not be considered a material change in geographic location. Holder may not resign for Good Reason without first providing the Company with written notice within ninety (90) days of the initial existence of the Good Reason condition specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date of such notice.

(d) “Termination Date” means, with respect to the Holder, (i) the date upon which notice of the termination of the Holder’s employment or engagement (directly or indirectly) in any manner with any of the Company or its Affiliates is given (whether by the Company or any of its Affiliates in the case of any termination with or without Cause, or by the Holder in the case of retirement or voluntary termination), (ii) in the case of death, permanent ill-health or permanent disability, the date on which the Holder is no longer employed by the Company or an Affiliate or (iii) in the case of a breach of the confidentiality obligation under Section 6.16 below, the date of such breach.

5.	Transfer Restrictions and Investment Representation.

5.1. Nontransferability of Award. During the Restriction Period, the Award may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Holder or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such shares shall be null and void.

5.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

5.3. Holdback. Holder agrees not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 180 days after the effectiveness of any Initial Public Offering (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Standoff Period”), except as part of such underwritten registration if otherwise permitted. In addition, Holder agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 5.3. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

5.4. Legends. The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Stock together with any other legends that may be required by the Company or by state or federal securities laws:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MANAGEMENT COLLECTIVE GROUP, INC. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE CORPORATE SECRETARY OF MANAGEMENT COLLECTIVE GROUP, INC.

5.5. Stop-Transfer Notices. The Holder agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

5.6. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Stock shall have been so transferred.

6.	Additional Terms and Conditions of Award.

6.1. Withholding Taxes. In any case where the Company and/or the relevant employing company (the “Relevant Company”) is obliged to account for any charge to tax or employee social security contributions (including any related interest and/or penalties) either on their own behalf or on behalf of the Holder by way of withholding (being any obligation to operate United Kingdom PAYE (Pay As You Earn) or withhold National Insurance Contributions, or any equivalent or similar obligations in any other country) and whether arising in the United Kingdom, the United States or any other jurisdiction (“Employee Taxation”), as a result of, in respect of, by reference to or in connection with the Stock, including, without prejudice to the generality of the foregoing:

(a)	the subscription and issuance, or the acquisition, of the Stock;

(b)	the entering into of any Election;

(c)	the disposal of the Stock; or

(d)

the occurrence of any other action, event, transaction or thing done in relation to the Stock prior to or following the provision, subscription and issuance, or the acquisition, of the Stock, including, but not limited to, the sale or transfer of the Stock, the Company and/or the Relevant Company (as relevant) may (to the extent permitted by applicable law) recover the Employee Taxation from the Holder in such manner as the Company and/or the Relevant Company (as relevant) shall think fit and the Holder agrees that the Company and/or the Relevant Company (as relevant) may recover the Employee Taxation via deductions from salary or other employment income for the relevant period or any subsequent periods (under PAYE tax or any equivalent or similar mechanic in any other country) and to the extent that such deductions are insufficient to cover the Employee Taxation within sixty (60) days of such Employee Taxation arising (or such shorter period of time as may be required under applicable law or regulation or as may be deemed necessary by the Company and/or the Relevant Company (as relevant) in order to minimize the Employee Taxation), the Holder hereby covenants to pay to the Company and/or the Relevant Company (as relevant) the balance promptly and in any event within ten (10) business days of receipt by them of a written demand from the Company and/or the Relevant Company (as relevant) to pay such amount.

6.2. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a share dividend, share split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the terms of this Award (including the number and class of securities subject hereto) shall be appropriately adjusted by the Committee in accordance with Section 5.7 of the Plan. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of the Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.3. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.4. Delivery of Stock. Subject to Section 6.1, upon the vesting of the Award, the Company shall deliver or cause to be delivered to the Holder the vested shares of Stock in accordance with Section 3. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.1.

6.5. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment of any person at any time.

6.6. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.7. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.8. Taxation. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice.

6.9. 431 Election. The Company shall have the right to require that the Holder enter into an election with his or her Relevant Company pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in the form prescribed by HM Revenue & Customs no later than 14 days after the date that the Stock is acquired or such shorter period as HM Revenue & Customs may direct in writing (the “Election”).

6.10. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Membership Collective Group, Inc., Attn: Chief People & Development Officer, Soho House & Co, 180 The Strand, London, WC2R 1EA, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.11. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code, shall be governed by the laws of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws, and subject to the exclusive jurisdiction of the Delaware courts.

6.12. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

6.13. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such shares of Stock, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.14. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.15. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.16. Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.